                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DIGITAL LIGHTWAVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         (DIGITAL LIGHTWAVE, INC. LOGO)

                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE
                           CLEARWATER, FLORIDA 33760
                               T: (727) 442-6677
                            HTTP://WWW.LIGHTWAVE.COM

                                                              September 25, 2001

Dear Stockholder:

     You are cordially invited to attend the Company's 2001 Annual Meeting of Stockholders to be held on October 26, 2001. The meeting will begin promptly at 10:30 a.m., local time, at the Tampa Marriott Waterside Hotel, 700 South Florida Avenue, Tampa, Florida 33602.

     The official Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

     The vote of every stockholder is important. Mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so. Please complete, sign, date and promptly return your Proxy Card in the enclosed envelope. Your cooperation will be greatly appreciated.

     Members of the Company's Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

                                           Sincerely,

                                           /s/ Gerry Chastelet

                                           Gerry Chastelet
                                           President and Chief Executive
                                           Officer

                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE
                           CLEARWATER, FLORIDA 33760

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 2001

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Digital Lightwave, Inc., a Delaware corporation (the "Company"), will be held at the Tampa Marriott Waterside Hotel, 700 South Florida Avenue, Tampa, Florida 33602 on Friday, October 26, 2001, at 10:30 a.m., local time, for the following purposes:

          1. To elect five (5) directors of the Company to hold office until the 2002 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

          2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 18, 2001 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person. A list of stockholders entitled to vote at the meeting will be available for inspection ten days prior to the Annual Meeting at the principal offices of the Company, 15550 Lightwave Drive, Clearwater, Florida, 33760.

     Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHOULD YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors,

                                          /s/ Steven H. Grant
                                          Steven H. Grant
                                          Secretary

Clearwater, Florida
September 25, 2001

                            DIGITAL LIGHTWAVE, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

GENERAL INFORMATION.........................................    1

SHARES OUTSTANDING AND VOTING RIGHTS........................    1

PROPOSAL ONE -- ELECTION OF DIRECTORS.......................    5

EXECUTIVE COMPENSATION......................................   10

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................   16

AUDIT COMMITTEE REPORT......................................   18

FEES PAID TO PRINCIPAL ACCOUNTANTS..........................   19

PERFORMANCE GRAPH...........................................   20

PROPOSAL TWO -- RATIFICATION AND SELECTION OF INDEPENDENT
  AUDITOR...................................................   21

OTHER BUSINESS..............................................   21

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   21

APPENDIX A: CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
  DIRECTORS OF DIGITAL LIGHTWAVE, INC.......................  A-1

                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE,
                           CLEARWATER, FLORIDA 33760
                             ---------------------

                                PROXY STATEMENT
                                      FOR
                    THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            DIGITAL LIGHTWAVE, INC.
                         TO BE HELD ON OCTOBER 26, 2001
                             ---------------------

                              GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of Digital Lightwave, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held at the Tampa Marriott Waterside Hotel, 700 South Florida Avenue, Tampa, Florida 33602 on Friday, October 26, 2001 at 10:30 a.m., local time (the "Meeting"), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the "Proxy Card") to the stockholders of the Company is expected to commence on or about September 25, 2001. The Company's 2001 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2001 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

     The shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted "FOR" the election of the directors to the Board nominated by the Board and "FOR" the ratification of the selection of the independent auditor. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation materials to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS

RECORD DATE AND SHARES OUTSTANDING

     Only holders of shares of Common Stock of record as of the close of business on September 18, 2001 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, 31,145,860 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting.

QUORUM; BROKER NON-VOTES; ABSTENTIONS

     The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy "FOR," "AGAINST" or "WITHHELD FROM" a proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

     Broker non-votes (i.e., Shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this Proxy Statement.

     Directors will be elected by a majority of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposals submitted to the Company's stockholders in the Proxy Card must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes "FOR" or "AGAINST" the proposal.

REVOCABILITY OF PROXY

     A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" the ratification and approval of the Independent Auditor, and as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of September 15, 2001 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME                                                            NUMBER     PERCENT
----                                                          ----------   -------
Dr. Bryan J. Zwan(2)(3).....................................  17,941,750    57.6%
Gerry Chastelet(4)..........................................     235,515     *
Steven H. Grant(5)..........................................      66,746     *
George Matz(6)..............................................      62,368     *
Ali Haider(7)...............................................           0     *
James Green(8)..............................................      47,121     *
Dr. William F. Hamilton(9)..................................      27,666     *
Gerald A. Fallon(10)........................................      16,666     *
Robert F. Hussey(11)........................................      16,666     *
Peter A. Guglielmi(12)......................................      16,666     *
All executive officers and directors as a group (9
  persons)(13)..............................................     489,414     1.6%

---------------

  *  Less than one percent
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of September 15, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes 17,941,750 shares beneficially owned by Dr. Bryan J. Zwan or through affiliates controlled by Dr. Zwan, principally, ZG Nevada Limited Partnership. Dr. Zwan's address is c/o Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025, Attn: Robert E. Freitas.
 (3) Includes 7,415,000 shares that are subject to forward sale agreements and pledge agreements.
 (4) Consists of 5,158 shares of Common Stock and 230,357 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
 (5) Consists of 9,377 shares of Common Stock and 57,369 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
 (6) Consists of 62,368 issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
 (7) Mr. Haider resigned from the Company effective December 31, 2000.
 (8) Consists of 287 shares of Common Stock and 46,834 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
 (9) Consists of 27,666 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
(10) Consists of 16,666 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.

(11) Consists of 16,666 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
(12) Consists of 16,666 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.
(13) Consists of 14,822 shares of Common Stock and 474,592 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2001.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

     The Company's Bylaws provide that the Board can fix the authorized number of directors from time to time between one (1) and nine (9). The Board currently consists of five (5) directors: Messrs. Hamilton, Chastelet, Fallon, Hussey and Guglielmi. Mr. Hussey was appointed by the Board on August 23, 2000 to fill the vacancy created by Dr. Bryan Zwan's resignation on August 22, 2000. Mr. Guglielmi was appointed to the Board on August 28, 2000. Mr. Fallon was elected to the Board at the 2000 Annual Shareholder Meeting. Director Peter Guglielmi will not be standing for re-election. Each director nominee elected at the Meeting will hold office until the next annual meeting of stockholders of the Company, or until his successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws of the Company. Each nominee has agreed to serve if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, in the event that any director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee. THE BOARD RECOMMENDS VOTING "FOR" THE NOMINEES LISTED BELOW.

INFORMATION REGARDING DIRECTOR NOMINEES

     The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five (5) director nominees at the Meeting.

                                                       PRINCIPAL OCCUPATION FOR THE PAST FIVE
NAME                                     AGE               YEARS AND OTHER DIRECTORSHIPS
----                                     ---           --------------------------------------
Gerry Chastelet                          54     Mr. Chastelet joined Digital Lightwave on December
                                                31, 1998 as President and Chief Executive Officer,
                                                and was named Chairman of the Board in July 1999.
                                                Prior to joining the Company, Mr. Chastelet served
                                                as President and Chief Executive Officer of Wandel &
                                                Goltermann Technologies, Inc., a global supplier of
                                                communications test and measurement equipment, from
                                                December 1995 to October 1998. From June 1993 to
                                                November 1995, he served as Vice President Sales,
                                                Marketing and Service -- Americas and Asia Pacific
                                                for Network Systems Corporation, a supplier of
                                                channel-attached communications solutions for large
                                                mainframe computers. From 1989 to 1993, he was Vice
                                                President Sales, Marketing and Service for Gandalf
                                                Systems Corporation. Mr. Chastelet holds a degree in
                                                Electronics Engineering from Devry Institute of
                                                Technology and is a graduate of the University of
                                                Toronto Executive MBA Program. He also serves as a
                                                director of Wave Rider Communications, Inc.,
                                                Technology Research Corporation, and fiberspace,
                                                Inc.
Gerald A. Fallon                         52     Mr. Fallon was nominated by Dr. Bryan J. Zwan and
                                                elected to the Board by the stockholders at the 2000
                                                Annual Meeting. Mr. Fallon served as Executive Vice
                                                President and Manager of Capital Markets of KeyBank,
                                                NA and Senior Managing Director of Capital Markets
                                                for McDonald Investments, Inc., a wholly owned
                                                subsidiary of KeyCorp, until he retired in March
                                                2001.
Dr. William F. Hamilton                  62     Dr. Hamilton has served as a director since 1997. He
                                                is the Landau Professor of Management and Technology
                                                at the

                                                       PRINCIPAL OCCUPATION FOR THE PAST FIVE
NAME                                     AGE               YEARS AND OTHER DIRECTORSHIPS
----                                     ---           --------------------------------------
                                                Wharton School of the University of Pennsylvania and
                                                has been a professor at the University of
                                                Pennsylvania since July 1967. He is also a director
                                                of the following public companies: Hunt Corporation,
                                                Marlton Technologies, Inc. and Neose Technologies,
                                                Inc.
Robert F. Hussey                         52     Mr. Hussey was appointed by the Board to serve as a
                                                director on August 23, 2000. Mr. Hussey was
                                                President and CEO of MetroVision of North America,
                                                Inc., a niche cable television company, from
                                                February 1991 until April 1997, when it merged with
                                                York Hannover Health Care, Inc. Mr. Hussey has been
                                                a director of Digital Data, Inc. since November
                                                1997, Nur Macroprinters, Ltd. since December 1997,
                                                New World Power Corporation since October 2000, and
                                                H.C. Wainright and Company, Inc. since July 2001.
                                                Mr. Hussey is also on the board of advisors for
                                                Kaufmann Fund since December 1996 and Argentum
                                                Capital Partners, I and II since June 1990. He was a
                                                director of IVEX Corporation from May 1993 through
                                                September 2001 and was on the board of advisors for
                                                Josephthal & Company, Inc. from December 1997
                                                through February 2001.
Dr. Bryan J. Zwan                        53     Dr. Zwan founded the Company in October 1990 and
                                                served as Chairman of the Board from its inception
                                                until July 1999. In addition, Dr. Zwan served as the
                                                Company's Chief Executive Officer from the Company's
                                                inception until December 31, 1998 and served as its
                                                President from inception until March 1996 and from
                                                October 1996 until December 31, 1998. Dr. Zwan holds
                                                a Ph.D. in Space Physics from Rice University and
                                                B.S. degrees in Physics and Chemistry from the
                                                University of Houston.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Directors will be elected by a majority of votes of the shares present in person or represented by proxy at the Meeting. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors. THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES ABOVE LISTED.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of the Company and their ages as of the date of this Proxy Statement are as follows:

NAME                                         AGE                    POSITION
----                                         ---                    --------
Gerry Chastelet(4).........................  54    Chairman, President and Chief Executive
                                                   Officer
Steven H. Grant............................  41    Executive Vice President, Finance, Chief
                                                     Financial Officer and Secretary
George Matz................................  51    Executive Vice President and General
                                                   Manager, Portable Products Division
James Green................................  50    Executive Vice President, Operations
Dr. Glenn Dunlap...........................  58    Executive Vice President, Technology and
                                                     Systems Division
Gerald A. Fallon(1)(2)(3)..................  52    Director
Peter A. Guglielmi(1)(2)(3)................  58    Director
Dr. William F. Hamilton(1)(4)..............  62    Director
Robert F. Hussey(2)(3)(4)..................  52    Director

---------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee
(4) Member of the Executive Committee

     A description of the background of each of the Company's current director nominees has been provided under "Information Concerning Director Nominees." Following is a description of the background of each of the Company's executive officers:

          Mr. Grant currently serves as Executive Vice President, Finance, Chief Financial Officer and Secretary and joined the Company in September 1997. Prior to joining the Company, Mr. Grant served as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary at Precision Systems Inc. from July 1996 through September 1997. Mr. Grant also served as Executive Vice President, Chief Financial/Administrative Officer and Treasurer for Silver King Communications Inc. from December 1992 through July 1996, and as Director of Corporate Finance, Investor Relations and Assistant Treasurer at Home Shopping Network from February 1989 through December 1992. Mr. Grant holds a Bachelor's Degree in Accounting from the University of Alabama and holds an MBA in Finance from the University of South Florida. On March 29, 2000, Mr. Grant settled administrative proceedings with the SEC. Mr. Grant, without admitting or denying the SEC's findings, consented to the entry of an order that he cease and desist from committing or causing any violation or future violation of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rules 12b-20 and 13a-13 thereunder.

          Mr. Matz currently serves as Executive Vice President and General Manager, Portable Products Division and joined the Company in May 1998. Prior to joining the Company, Mr. Matz served as Vice President of Global Sales at Boston Technology, Inc., a supplier of systems, software and services to telecommunications companies, from December 1995 to May 1998. From August 1994 to December 1995, Mr. Matz served as Executive Director of Global Sales at Dale, Gesek, McWilliams and Sheridan, Inc., an international supplier of telecommunications products and services. From March 1990 to August 1994, Mr. Matz served as Director of North American Sales at Summa Four, Inc. Mr. Matz holds a B.S. degree from Wilkes University.

          Mr. Green currently serves as Executive Vice President, Operations and joined the Company in August 1999 as a consultant. Prior to joining the Company, Mr. Green served as the CEO of Trillium

     Industries from October 1995 to April 1999. Prior to that, Mr. Green served as Vice President -- Operations for the MATCO Electronics Group from April 1993 to October 1995. Mr. Green is APICS Certified and also holds a CPM Certification.

          Dr. Dunlap currently serves as Executive Vice President, Technology and Systems Division and joined the Company in February 2001. Dr. Dunlap has an extensive background in telecommunications and microelectronics. Prior to joining the Company, he served as Chairman, President and Chief Executive Officer of Wandel & Goltermann ATE Systems, a manufacturer of telecommunications test systems, from February 1996 to February 2001. Prior to that, Dr. Dunlap served as Vice President of the Electronics Technologies Division at MCNC, from February 1992 to August 1995. Dr. Dunlap has an MS and Ph.D. in Engineering from Arizona State University, and a BS in Aeronautics and Mathematics, also from Arizona State University.

BOARD OF DIRECTORS

     The Company's Bylaws provide that the Board can fix the authorized number of directors from time to time between one (1) and nine (9). During fiscal 2000, the Board had five (5) members: Messrs. Chastelet, Hamilton, Guglielmi, Hussey and Fallon. Mr. Hussey was appointed by the Board on August 23, 2000 to replace Dr. Bryan Zwan, who resigned on August 22, 2000. Mr. Guglielmi was appointed by the Board on August 28, 2000. Mr. Fallon was elected to the Board at the 2000 Annual Meeting. Director Peter Guglielmi will not be standing for re-election. After the meeting, the Board will consist of five (5) members. There are no family relationships among any of the directors, director nominees or executive officers of the Company.

EXECUTIVE OFFICERS

     Digital Lightwave's executive officers are elected by the Board of Directors on an annual basis and serve until the next annual meeting of the Board of Directors or until their successors have been duly elected and qualified. There are no family relationships among any of the directors, director nominees or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2000, the Board held fourteen
(14) regular meetings and one (1) special meeting. Each director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he served which occurred on or after the initiation of his term.

     The Board of Directors of Digital Lightwave has established an audit committee, a compensation committee, a nominating committee and an executive committee. The audit committee, composed of Messrs. Fallon, Guglielmi and Hamilton, is responsible for reviewing financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditor's activities and fees. The audit committee held four (4) meetings during 2000. The compensation committee, composed of Messrs. Hussey, Guglielmi and Fallon, is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies. The compensation committee held seven (7) meetings during 2000. The nominating committee, composed of Messrs. Hussey, Guglielmi and Fallon, is responsible for selecting nominees to the Board of Directors. The nominating committee will consider recommendations for nominees to the Board of Directors submitted by stockholders. Stockholders who wish the nominating committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating committee in care of the Secretary of the Company at the principal executive offices of the Company. In 2000, the Board formed an executive committee to act on matters when the full Board of Directors was unable to convene. The executive committee consists of Messrs. Chastelet, Hamilton and Hussey.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not officers or employees of the Company receive an annual fee of $10,000 and a per meeting fee consisting of $1,000 per in-person meeting and $500 per telephone meeting.

Directors who are members of committees also receive a per-meeting fee consisting of $1,000 per in-person meeting and $500 per telephone meeting of each committee of which such director is a member. Directors are also reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees. Under the 2001 Option Plan, independent directors are also eligible to receive stock options in consideration for their services.

     Each independent director receives an option for 50,000 shares of common stock upon joining the Board of Directors and receives an option for 15,000 shares of common stock upon re-election at each annual meeting thereafter. During 2000, Dr. Hamilton received an option for 10,000 shares of common stock as a result of the 2000 annual meeting of stockholders. Messrs. Guglielmi, Hussey and Fallon each received an option for 50,000 shares of common stock as a result of their appointment or election to the Board. During 2000, Mr. Seifert, a former director, exercised options for 23,333 shares of common stock resulting in proceeds of $1,741,116 and Dr. Hamilton exercised options for 10,000 shares of common stock resulting in proceeds of $801,607.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) under the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company's officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements, except that Dr. Bryan Zwan filed one late Form 4 for one transaction.

                             EXECUTIVE COMPENSATION

     The following table shows, for the year ended December 31, 2000, the cash and other compensation awarded to, earned by or paid to Mr. Chastelet and each other executive officer who earned in excess of $100,000 for all services in all capacities (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                 ANNUAL COMPENSATION               COMPENSATION
                                          ----------------------------------   ---------------------
                                                                OTHER ANNUAL   SECURITIES UNDERLYING    ALL OTHER
                                           SALARY     BONUS     COMPENSATION       OPTIONS/SARS        COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR     ($)        ($)         ($)(1)               (#)               ($)(2)
---------------------------        ----   --------   --------   ------------   ---------------------   ------------
Gerry Chastelet..................  2000   $293,574   $ 50,000     $    --              25,000            $23,250
  Chairman of the Board,           1999    276,066    100,000          --             225,000             24,500
  President and Chief Executive    1998      1,060         --          --             600,000                 --
  Officer
Steven H. Grant..................  2000    207,508         --          --              16,750              5,188
  Executive Vice President,        1999    201,541         --          --             100,000              5,000
  Finance, Chief Financial
  Officer                          1998    193,333     40,000          --             200,000              1,800
  and Secretary
George Matz......................  2000    243,740     50,000          --              16,750             17,250
  Executive Vice President         1999    220,822     95,000          --             102,500             17,000
  and General Manager,             1998    148,415     50,000          --             300,000              8,000
  Portable Products Division
Ali Haider(3)....................  2000    187,643     20,833          --              13,500              4,349
  Executive Vice President,        1999    174,253         --          --             142,000              2,125
  Research and Development         1998    149,443     22,275          --              48,000              1,963
James Green......................  2000    137,513      5,000          --              13,500                 --
  Executive Vice President,        1999     28,584(4)       --     15,000(5)           50,000                 --
  Operations

---------------

(1) As permitted by the rules of the SEC, this column excludes perquisites and other personal benefits for the Named Executive Officers if the total incremental cost in a given year did not exceed the lesser of $50,000 or 10% of the total combined salary and bonus.
(2) "All Other Compensation" includes the following accruals for or contributions to various plans by the Company in favor of the Named Executive Officers for the fiscal year ending December 31, 2000: (i) 401(k) plan matching contributions for Mr. Chastelet -- $5,250, Mr.
    Grant -- $5,188, Mr. Matz -- $5,250 and Mr. Haider -- $4,349; and (ii)
    automobile allowance for Mr. Chastelet -- $18,000 and Mr. Matz -- $12,000.
(3) Resigned effective December 31, 2000.
(4) Began full time employment with the Company as the Vice President, Production, on October 13, 1999.
(5) Reflects fees paid for consulting services prior to joining Company as a full time employee.

1996 STOCK OPTION PLAN

     The Company's 1996 Stock Option Plan (the "1996 Option Plan"), became effective on March 5, 1996. The purpose of the 1996 Option Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. A reserve of 5,000,000 shares of Common Stock has been established for issuance under the 1996 Option Plan. The 1996 Option Plan is administered by the Board who may delegate the administration of the plan to a committee of the Board. The Board now has, and such committee would have, complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each option granted under the 1996 Option Plan has a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with the Company or upon the liquidation or merger of the Company. Options granted under the 1996 Option Plan may be exercised only for fully vested shares. The exercise price of incentive stock options and non-statutory stock options granted under the 1996 Option Plan must be at least 100% and 85%, respectively, of the fair market value of the stock subject to the option on the date of grant (or 110% with respect to holders of more than 10% of the voting power of the Company's outstanding stock). The Board or, when appointed, such committee, has the authority to determine the fair market value of the stock. The purchase price is payable immediately upon the exercise of the option. Such payment may be made in cash, in outstanding shares of Common Stock held by the participant, through a promissory note payable in installments over a period of years or any combination of the foregoing.

     The Board may amend or modify the 1996 Option Plan at any time, provided that no such amendment or modification may adversely affect the rights and obligations of the participants with respect to their outstanding options or vested shares without their consent. In addition, no amendment of the 1996 Option Plan may, without the approval of the Company's stockholders, (i) modify the class of individuals eligible for participation, (ii) increase the number of shares available for issuance, except in the event of certain changes to the Company's capital structure, (iii) materially increase the benefits accruing to participants or (iv) extend the term of the 1996 Option Plan. The 1996 Option Plan will expire for all purposes on March 4, 2016, unless sooner terminated by the Board.

     As of December 31, 2000, the Company had outstanding options under the 1996 Option Plan totaling 2,736,804 shares of common stock of which 378,049 shares were exercisable.

2001 STOCK OPTION PLAN

     The Company's stockholders approved the 2001 Stock Option Plan (the "2001 Plan"), at a Special Meeting of Stockholders held on February 27, 2001, pursuant to which 3,000,000 shares, plus (i) the number of shares available for grant under the 1996 Option Plan as of the date of stockholder approval of the 2001 Plan and (ii) the number of shares subject to options outstanding under the 1996 Option Plan as of the date of stockholder approval of the 2001 Plan to the extent that such options expire or terminate for any reason prior to exercise in full, will be reserved for issuance (with the sum of (i) and (ii) not to exceed 2,735,872 shares). The 2001 Plan supersedes the 1996 Option Plan with respect to future grants.

     The 2001 Plan differs from the original plan adopted in 1996 primarily by:
(i) limiting the number of option shares which may be granted to a single individual in a fiscal year to 250,000 shares, except that an individual may receive option grants for up to 500,000 shares in the aggregate in the fiscal year that such individual is first hired by the Company; (ii) authorizing the transfer of awards to certain family members and family trusts; (iii) eliminating or modifying certain restrictions as permitted by amendments to Rule 16b-3 issued by the SEC under Section 16(b) of the Exchange Act; and (iv) modifying the provisions governing the options in the event of a change in control of the Company.

STOCK OPTION GRANTS AND EXERCISES IN THE LAST FISCAL YEAR

     The following table sets forth information concerning stock options awarded to each of the Named Executive Officers during 2000. All such options were awarded under the 1996 Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                               NUMBER OF     PERCENT OF                                   ANNUAL RATES OF STOCK
                               SECURITIES   TOTAL OPTIONS                                PRICE APPRECIATION FOR
                               UNDERLYING    GRANTED TO      EXERCISE OR                     OPTION TERM(1)
                                OPTIONS     EMPLOYEES IN     BASE PRICE     EXPIRATION   -----------------------
NAME                            GRANTED      FISCAL YEAR    ($ PER SHARE)      DATE         5%           10%
----                           ----------   -------------   -------------   ----------   ---------   -----------
Gerry Chastelet..............   25,000(2)       3.43%         $56.0000       01/30/06    $476,134    $1,080,185
Steven H. Grant..............   16,750(2)       2.30           56.0000       01/30/06     319,010       723,724
George Matz..................   16,750(2)       2.30           56.0000       01/30/06     319,010       723,724
Ali Haider(3)................   13,500(2)       1.85           56.0000       01/30/06     257,112       583,300
James Green..................   13,500(2)       1.85           56.0000       01/30/06     257,112       583,300

---------------

(1) Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect the Company's estimate of future price growth.
(2) The option shares vested on an accelerated basis upon the achievement of specified revenue and net income targets.
(3) Mr. Haider resigned effective December 31, 2000.

     The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 2000 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                             SHARES                    OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END($)(1)
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                       EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   -------------
Gerry Chastelet..........    221,625     $19,217,175     60,458         467,917      $1,512,533     $12,409,442
Steven H. Grant..........    103,525       9,105,948     19,529         128,696         487,963       2,921,012
George Matz..............    159,225      13,590,171     28,829         156,196         729,763       3,686,403
Ali Haider(2)............     56,755       4,501,857     14,169         109,390          16,620       2,926,792
James Green..............     11,666         496,253      5,000          46,834         120,313         802,099

---------------

(1) Values shown in these columns reflect the difference between the closing price of $31.6875 on December 31, 2000 and the exercise price of the options and does not include the federal and state taxes due upon exercise.
(2) Mr. Haider resigned effective December 31, 2000.

STOCK PURCHASE PLAN

     On August 25, 1997, the Board approved the Stock Purchase Plan whereby 300,000 shares of Common Stock were reserved for issuance and purchase by employees of the Company to assist them in acquiring a stock ownership interest in the Company and to encourage them to remain employees of the Company. The Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and permits eligible employees to purchase shares of Common Stock at a discount through payroll deductions during specified three month offering periods. No employee may purchase more than $25,000 worth of stock in any calendar year or 1,500 shares of Common Stock in any one offering period. The Stock Purchase Plan is administered by an Administrative Committee appointed by the Board and provides generally that the purchase price must not be less than 85% of the fair market value of the Common Stock on the first or last day of the offering period, whichever is lower. As of September 15, 2001, 199,915 shares have been purchased under the Stock Purchase Plan.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

     The Company entered into a letter agreement dated as of December 31, 1998 with Gerry Chastelet, the Company's Chairman of the Board, Chief Executive Officer and President (the "Chastelet Agreement"). The Chastelet Agreement provides for: (1) employment at will; (2) an annual salary of $275,000; (3) a $150,000 signing bonus payable over two years; and (4) a performance bonus of up to 50% of his base salary to be paid based on 80% quantitative and 20% qualitative criteria to be established by the Company's board of directors. In addition, the Company granted to Mr. Chastelet stock options to purchase 600,000 shares of Common Stock at an exercise price of $2.313 per share, of which 100,000 stock options vest after each six months of employment. In the event of a "change in control" (as such term is defined in the Chastelet Agreement), Mr. Chastelet's unvested options will vest.

     The Company entered into a letter agreement dated as of April 13, 1998 and an addendum to the letter agreement dated February 9, 1999 with George J. Matz, the Company's Executive Vice President and General Manager, Portable Products Division (the "Matz Agreements"). The Matz Agreements provide for: (1) employment at will; (2) an annual salary of $225,000; (3) a $150,000 sign-on bonus payable over three years; and (4) a performance bonus of at least 20% of Mr. Matz's base salary for the first year. In addition, the Company granted to Mr. Matz stock options to purchase 300,000 shares of Common Stock at an exercise price of $4.4375 per share, of which 75,000 stock options vested each on November 19, 1998 and on December 31, 1999, and 75,000 vest on each of the second and third of his employment anniversary dates. In the event of a "change in control" (as such term is defined in the Matz Agreement), Mr. Matz's unvested options will vest.

     The Company entered into an employment agreement effective as of February 27, 1998 with Steven H. Grant, the Company's Executive Vice President, Finance, Chief Financial Officer and Secretary (the "Grant Agreement"). The Grant Agreement provides for: (1) an employment term of three years which automatically renews for an additional two years unless either Mr. Grant or the Company provides a notice of non-renewal no later than 90 days prior to expiration; (2) an annual salary of $200,000; and (3) a $40,000 bonus (which is primarily an acceleration of a deferred sign-on bonus) to be paid upon completion of the Company's filings with the SEC for the year ended December 31, 1997. The Grant Agreement also provides that the Company will provide to Mr. Grant on an annual basis sufficient funds to purchase a term life insurance policy payable to his heirs and a disability insurance policy to provide comparable compensation, including benefits over the life of the agreement. In addition, the Company granted to Mr. Grant stock options to purchase 200,000 shares of Common Stock at an exercise price of $4.6875 per share, of which 50,000 stock options vested on the date of grant and 50,000 stock options vest on each of the three anniversaries following the date of grant. As a result of this new option grant, the previously issued grant for 75,000 shares was canceled. In the event that Mr. Grant's employment with the Company terminates, all stock options that have not yet vested will continue to vest except in the event of a "change in control" whereby the unvested options will accelerate. In the event of his termination without "cause," including due to a "change in control" or a "change in duties" (as such terms are defined in the Grant Agreement), Mr. Grant will be entitled to severance compensation, including all benefits, for a period of 18 to 24 months. The Company is not obligated to pay compensation and benefits under the Grant Agreement if Mr. Grant's employment is terminated for "cause."

     The Company entered into a letter agreement dated as of September 8, 1997 as modified by letters dated July 27, 1998 and August 4, 1998 with Ali Haider the Company's former Executive Vice President, Research and Development (the "Haider Agreements"). The Haider Agreements provide for: (1) an annual salary of $170,000; and (2) a performance bonus of $22,275 for positive first and second quarter 1998 performance. In addition, the Company agreed to grant to Mr. Haider certain stock options. In the event of the termination of Mr. Haider's employment for any reason (other than a criminal act), Mr. Haider is entitled to severance pay in the amount of six months base salary at the greater of Mr. Haider's base salary as of the date of any termination of employment or as of July 27, 1998. Mr. Haider resigned effective December 31, 2000.

     The Company entered into a letter agreement dated as of October 13, 1999 as modified by letters dated February 18, 2000 and June 3, 2000 with James Green, the Company's Executive Vice President, Operations (the "Green Agreements"). The Green Agreements provide for: (1) an annual salary of $130,000; (2) a performance bonus of $5,000 based on fourth quarter 1999 revenues; and (3) relocation expenses for up to one (1) year of temporary living expenses and realtor costs not to exceed $20,000. In addition, the Company granted to Mr. Green stock options to purchase 50,000 shares of Common Stock at an exercise price of $7.625 per share of which one-third vests on each of the three anniversaries following the date of grant.

     On October 18, 1999, the Company entered into an addendum to the existing employment agreements with Messrs. Chastelet, Grant, Matz and Haider. On June 9, 2000, the Company entered into an addendum to the existing employment agreement with Mr. Green. Each agreement contains a non-compete clause that is more restrictive than any provision previously applicable to such executives. The addenda also provide for severance payments of up to two years base salary and bonus and acceleration of all stock options following involuntary termination upon a change of control.

SECTION 401(K) PLAN

     In 1997, the Company adopted a 401(k) Salary Savings Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,500 in 2000) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. Currently, the Company matches the first 6% of such voluntary contributions at 50% of the amount contributed by the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In August, 2000, the Board appointed Messrs. Guglielmi and Hussey to the Compensation Committee. Subsequently, in December, 2000, the Board appointed Mr. Fallon to the Compensation Committee and appointed Mr. Hussey as Compensation Committee Chairman. Prior to this, the Compensation Committee of the Board consisted of Messrs. Hamilton and Seifert, a former director. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2000. Additionally, no member of the Compensation Committee is currently or was formerly an officer or employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 15, 1998, the Company loaned $100,000 to Dr. Zwan, a former director and current director nominee pursuant to this Proxy Statement. The loan has a simple interest rate of 9% per annum, is evidenced by an unsecured promissory note and was due December 14, 1999. On February 23, 2000, the loan was paid in full, including accrued interest of approximately $10,000.

     On February 13, 2001, James Green, Executive Vice President, Operations borrowed $200,000 from the Company. This note accrued interest at the prime rate plus one percent (1%) with the principal sum and accrued interest payable on demand or, if earlier, on the date of termination of the borrower's employment with the Company. This note is collateralized by the borrower's stock holdings in the Company and future cash bonuses which may become payable.

     In accordance with the Company's policy on related party transactions, these loans were approved by the independent members of the Audit Committee of the Board of Directors.

     On August 5, 1999, the SEC filed a complaint in the U.S. District Court for the Middle District of Florida alleging that Dr. Bryan Zwan, a former director, Chairman and Chief Executive Officer of the Company, and current director nominee pursuant to this Proxy Statement, violated Sections 17(a)(1), 17(a)(2), and 17(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"),
Section 10(b) of the Exchange Act, and Rules 10b-5 and 13b2-2 thereunder, and that he aided and abetted the Company's alleged violations of Sections 13(a) and 13(b)(2) of the Exchange Act, and Rules 13a-13 and 12b-20 thereunder. Dr. Zwan has denied the SEC's allegations and, pursuant to the indemnification provisions of the Company's Bylaws, the Company is advancing to Dr. Zwan the legal fees and costs incurred by him in defending the litigation. In connection with this indemnification, to date the Company has paid $411,427 to Dr. Zwan and has received invoices from Dr. Zwan to pay an additional $819,357.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") recommends to the Board compensation for the Company's officers and directors and oversees the administration of the Company's employee stock option and stock purchase plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company's stock option plan and otherwise. The Committee believes that cash compensation in the form of salary and bonus provides the Company's executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long term performance and success of the Company. The Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation package for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Committee attempts to address the unique challenges which are present in the telecommunications industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

     The Committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of the stockholders generally. The Committee believes that option grants are instrumental in motivating employees to meet the Company's future goals. By working to increase the Company's value, one of the Company's primary performance goals is met and the executives are likewise compensated through option value.

     Section 162(m) of the Internal Revenue Code limits the Company's deduction in any one fiscal year for federal income tax purposes to $1 million per person with respect to the Company's Chief Executive Officer and its four (4) other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Certain performance-based compensation is not included in this $1 million limitation. Stock options with an exercise price equal to 100% of the fair market value at the time of grant may qualify for exclusion from this limitation if the plan under which they are granted meets certain conditions. However, because the net cost of compensation, including its deductibility, is weighed by the Committee against many factors in determining executive compensation the Committee may determine that it is appropriate and in the best interests of the Company to authorize compensation that is not deductible, whether by reason of
Section 162(m) or otherwise.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In setting compensation levels for the Chief Executive Officer, the Committee reviews competitive information reflecting compensation practices for similar technology companies and examines the Chief Executive Officer's performance relative to the Company's overall financial results. The Committee also considers the Chief Executive Officer's achievements against pre-established objectives and determines whether the Chief Executive Officer's base salary, target bonus, option grants and target total compensation approximate the competitive range of compensation for chief executive officer positions in the technology industry. In establishing his compensation, the Committee reviews the Chief Executive Officer's performance and compares it with chief executive officers of similar technology companies.

     The Company hired Mr. Chastelet on December 31, 1998 to serve as President and Chief Executive Officer. The Company entered into an employment agreement with Mr. Chastelet which provides for an annual base salary of $275,000. Subsequent to this, Mr. Chastelet received raises to $300,000 annual base salary on April 1, 2000 and to $318,012 annual base salary on April 1, 2001. Mr. Chastelet was also eligible to receive performance based stock options in 2000. The performance based options represented one-hundred percent of all options granted to Mr. Chastelet in 2000, and vest after five and one-half years, or immediately upon the Company achieving 80% of revenue and net income targets established by the Committee and the Board. Overall, Mr. Chastelet's base and incentive compensation are below the median compensation for technology companies, but within the competitive range.

COMPENSATION ARRANGEMENTS GENERALLY

     Overall, the Committee believes that the compensation arrangements for the Company's executives serve the long term interests of the Company and its stockholders and that, in particular, the equity/option positions of executives are an important factor in retaining and attracting key executives. Nonetheless, the Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Committee in such review and analysis.

                                          Compensation Committee:

                                          Robert F. Hussey, Chairman
                                          Gerald A. Fallon
                                          Peter A. Guglielmi

     The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                             AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K for that year:

     The audit committee has reviewed and discussed these audited financial statements with management of the Company.

     The audit committee has discussed with the Company's independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

     Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The audit committee is composed of three directors, each of whom meets the independence and experience requirements of the New York Stock Exchange. The audit committee operates under a written charter adopted by the board of directors, a copy of which is attached as Appendix A to this Proxy Statement.

                                          Submitted by the Audit Committee
                                          of the Board of Directors

                                          Gerald A. Fallon, Chairman
                                          Dr. William F. Hamilton
                                          Peter Guglielmi

     The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                       FEES PAID TO PRINCIPAL ACCOUNTANTS

     During 2000, the Company retained its principal accountants, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees..................................................  $149,200
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $175,982

     The Audit Committee of the Company has considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP with such principal accountant's independence.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN

       AMONG DIGITAL LIGHTWAVE, INC., THE NASDAQ TOTAL RETURN INDEX, AND
                         THE NASDAQ NON-FINANCIAL INDEX

                                                                               NASDAQ TOTAL RETURN        NASDAQ NON-FINANCIAL
                                                 DIGITAL LIGHTWAVE, INC.              INDEX                      STOCKS
                                                 -----------------------       -------------------        --------------------
2/7/1997                                                $  100.00                   $  100.00                   $  100.00
12/31/1997                                              $  104.97                   $  116.23                   $  110.86
12/31/1998                                              $   18.41                   $  163.91                   $  162.72
12/31/1999                                              $  509.44                   $  316.62                   $  318.63
12/31/2000                                              $  252.23                   $  183.28                   $  185.91

     The above graph assumes that $100.00 was invested in the Common Stock and in each index on February 7, 1997, the effective date of the Company's initial public offering. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the period presented should not be considered indicative of future returns. The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                  PROPOSAL TWO

               RATIFICATION AND SELECTION OF INDEPENDENT AUDITOR
                           (ITEM 2 ON THE PROXY CARD)

     The firm of PricewaterhouseCoopers LLP served as independent auditor for the Company for the fiscal year ended December 31, 2000. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as independent auditor. In the event that stockholders fail to ratify the section of the independent auditor for the fiscal year ending December 31, 2001, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting. THE BOARD RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

                                 OTHER BUSINESS

     The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals that stockholders desire to have included in the Company's proxy materials for next year's Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices (15550 Lightwave Drive, Clearwater, Florida 33760) no later than May 28, 2002, and must satisfy the conditions established by the SEC for stockholder proposals to be included in such proxy materials.

     In addition, under the Company's Bylaws, a stockholder presentation of an item for consideration as an agenda item for a meeting of stockholders must be submitted to the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting. Stockholders should contact the Secretary of the Company in writing at 15550 Lightwave Drive, Clearwater, Florida 33760 to make any submission or to obtain additional information as to the proper form and content of submissions.

FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for Fiscal 2000 is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder's written request, the Company will provide without charge, a copy of this report, including the financial statements and a list of exhibits. If copies of exhibits are requested, a copying charge of $.20 per page will be made. Requests should be sent to Investor Relations, Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760.

                                          By Order of the Board of Directors,

                                          /s/ Steven H. Grant
                                          Steven H. Grant
                                          Secretary
Clearwater, Florida

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

                           OF DIGITAL LIGHTWAVE, INC.

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

          1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

          2. Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department; and

          3. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more independent directors.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

     The Committee shall meet on a regular basis and shall hold special meetings as circumstances require. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

          1. Review and update this Charter at least annually.

          2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

          3. Review the regular internal financial reports prepared by and any internal auditing department and management's response.

  Independent Accountants

          4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

          5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          6. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

  Financial Reporting Processes

          7. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

          8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

  Process Improvement

          10. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          11. Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

          13. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

          14. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                            DIGITAL LIGHTWAVE, INC.

                             15550 Lightwave Drive
                           Clearwater, Florida 33760

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Gerry Chastelet and Steven H. Grant and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Digital Lightwave, Inc. to be held at the Tampa Marriott Waterside Hotel, 700 South Florida Avenue, Tampa, Florida 33602 on Friday, October 26, 2001, at 10:30 a.m., local time, and at any adjournments thereof, and to vote as designated.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITOR, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

                      YOUR VOTE IS IMPORTANT! PLEASE VOTE.           SEE REVERSE
                          (Continued on reverse side)                    SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                            DIGITAL LIGHTWAVE, INC.

                                OCTOBER 26, 2001





                Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as in this example.

                         FOR ALL               WITHHOLD
                   NOMINEES LISTED AT          AUTHORITY
                    RIGHT (EXCEPT AS       AS TO ALL NOMINEES
                  OTHERWISE INDICATED)      LISTED AT RIGHT

1. ELECTION       [ ]                      [ ] NOMINEES:                Gerry Chastelet
   OF                                                                   Dr. William F. Hamilton
   DIRECTORS:                                                           Robert F. Hussey
                                                                        Gerald A. Fallon
   TO WITHHOLD AUTHORITY TO VOTE FOR ANY                                Dr. Bryan J. Zwan
   INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S
   NAME IN THE SPACE PROVIDED:

   ______________________________________

2. RATIFY AND APPROVE THE SELECTION
   OF PRICEWATERHOUSECOOPERS LLP AS
   INDEPENDENT AUDITOR.

                 FOR                      AGAINST                      ABSTAIN
                 [ ]                        [ ]                          [ ]

   AND TO VOTE ON SUCH OTHER BUSINESS AS
   MAY PROPERLY COME BEFORE THE MEETING.

          THANK YOU FOR VOTING.

  PLEASE MARK, SIGN, DATE AND RETURN THIS
  PROXY CARD PROMPTLY USING THE ENCLOSED
  ENVELOPE.

Signature of Stockholders(s)____________________________________________________

Signature of Stockholders(s)____________________________________________________
                                            (IF HELD JOINTLY)

Dated:____________________, 2001

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.